Exhibit 10.02
EXECUTION COPY

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT dated as of August 3, 2015 (this “Agreement”) is entered into among CHEGG, INC., a Delaware corporation (the “Borrower”), the Guarantors and BANK OF AMERICA, N.A., as Lender (the “Lender”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors and the Lender entered into that certain Credit Agreement dated as of August 12, 2013 (as amended by that certain First Amendment to Credit Agreement dated as of June 30, 2014, that certain Second Amendment to Credit Agreement and Consent dated as of September 24, 2014 and as further amended, restated, supplemented or modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lender amend the Credit Agreement as set forth below; and

WHEREAS, the Lender is willing to amend the Credit Agreement subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Reduction of Revolving Commitment. Effective as of October 1, 2015, the Revolving Commitment shall be permanently reduced to an aggregate amount of $30,000,000. The Lender hereby waives the requirement under Section 2.05 of the Credit Agreement that the Borrower provide the Lender with five Business Days prior written notice of such reduction of the Revolving Commitment.

2.    Amendments to Credit Agreement. As of June 30, 2015, the Credit Agreement is hereby amended in the following respects:

(a)    Clause (c) of the definition of “Change of Control” in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

(c)    during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

(b)    The definition of “Eurodollar Base Rate Loan” in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:
“Eurodollar Base Rate” means:

(a)    for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Lender, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Lender from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement; and

(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Lender in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Lender, such approved rate shall be applied in a manner as otherwise reasonably determined by the Lender.

(c)    The definition of “Loan Notice” in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Loan Notice” means a notice of (a) a Borrowing of Loans, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, in each case pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or such other form as may be approved by the Lender (including any form on an electronic platform or electronic transmission system as shall be approved by the Lender), appropriately completed and signed by a Responsible Officer of the Borrower.

(d)    The definition of “Responsible Officer” in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party and, solely for purposes of the delivery of certificates pursuant to Sections 5.01 or 7.12(b), the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the Borrower so designated by any of the foregoing officers in a notice to the Lender or any other officer or employee of the Borrower designated in or pursuant to an agreement between the Borrower and the Lender. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Lender, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Lender, appropriate authorization documentation, in form and substance satisfactory to the Lender.

(e)    The definition of “Revolving Commitment” in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Revolving Commitment” means, the Lender’s obligation to make Revolving Loans to the Borrower pursuant to Section 2.01, in an aggregate amount not to exceed (i) at any time prior to October 1, 2015, $40,000,000 and (ii) as of October 1, 2015 and thereafter, $30,000,000.

(f)    The first four sentences of Section 2.02(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

(a)    Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Lender, which may be given by (A) telephone or (B) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice.  Each such Loan Notice must be received by the Lender not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of, Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

(g)    Article IV of the Credit Agreement is hereby amended by inserting the following new Section 4.09 at the end thereof:

4.09    Appointment of Borrower. Each of the Loan Parties hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Borrower may execute such documents and provide such authorizations on behalf of such Loan Parties as the Borrower deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Lender or the L/C Issuer to the Borrower shall be deemed delivered to each Loan Party and (c) the Lender or the L/C Issuer may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of the Loan Parties.

(h)    Section 8.11(b) of the Credit Agreement is hereby amended by replacing the grid at the end thereof with the following:

Fiscal Quarter	Minimum Consolidated EBITDA
September 30, 2013	$36,789,000
December 31, 2013	$53,228,000
March 31, 2014	$56,396,000
June 30, 2014 through March 31, 2015	$50,000,000
June 30, 2015 and September 30, 2015	$40,000,000
December 31, 2015 and thereafter	$30,000,000

(i)    Section 10.15 of the Credit Agreement is hereby amended in its entirety to read as follows:

10.15    Electronic Execution of Assignments and Certain Other Documents. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Lender, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Lender is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Lender pursuant to procedures approved by it; provided further without limiting the foregoing, upon the request of the Lender, any electronic signature shall be promptly followed by such manually executed counterpart.

(j)    Exhibit D to the Credit Agreement is hereby amended by deleting the reference to “Revolving Commitment: $50,000,000” in the heading thereof.

3.    Conditions Precedent. This Agreement shall be effective as of June 30, 2015 upon satisfaction of the following conditions precedent:

(a)    receipt by the Lender of counterparts of this Agreement duly executed by the Borrower, the Guarantors and the Lender; and

(b)    receipt by the Lender of an amendment fee in an aggregate amount equal to $25,000.

4.    Miscellaneous.

(a)    The Credit Agreement and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(b)    Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Agreement, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the Loan Documents.

(c)    The Loan Parties represent and warrant to the Lender that:

(i)    Each Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Agreement.

(ii)    This Agreement has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the available of equitable remedies.

(iii)    No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement.

(iv)    (A) The representations and warranties of the Borrower and each other Loan Party contained in Article VI of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (B) no Default has occurred and is continuing.

(d)    This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imagine means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

(e)    If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f)    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	CHEGG, INC.,
a Delaware corporation
By: /S/ ANDREW BROWN
Name: Andrew Brown
Title: Vice President, Chief Financial Officer

GUARANTORS:	CRAMSTER, INC.,
a California corporation
By: /S/ ANDREW BROWN
Name: Andrew Brown
Title: Vice President, Chief Financial Officer

CRAMSTER HOLDING CORP.,
a California corporation
By: /S/ ANDREW BROWN
Name: Andrew Brown
Title: Vice President, Chief Financial Officer

INSTAEDU, INC.,
a Delaware corporation
By: /S/ ANDREW BROWN
Name: Andrew Brown
Title: Vice President, Chief Financial Officer

INTERNSHIPS.COM, LLC,
a Delaware limited liability company
By: /S/ ANDREW BROWN
Name: Andrew Brown
Title: Vice President, Chief Financial Officer

LENDER:	BANK OF AMERICA, N.A.,
as Lender
By: /S/ KENNETH JONES
Name: Kenneth Jones
Title: Senior Vice President
CHEGG, INC.
THIRD AMENDMENT TO CREDIT AGREEMENT